                                                                      EXHIBIT 11

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


               COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)



                                                                                  Three Months Ended
                                                                                 ---------------------
                                                                                 July 31,     July 31,
                                                                                   1997        1996
                                                                                 -------     ---------
Primary:
 Net earnings applicable to common and common equivalent shares
                                                                                 $ 4,585       $     8
                                                                                 -------       -------
 Shares:
   Weighted average number of common shares outstanding                           16,294        13,369
   Shares issuable from assumed exercise of options                                  321           413
                                                                                 -------       -------
   Weighted average number of common shares and common share equivalents
    assuming average market price for period                                      16,615        13,369
                                                                                 =======       =======
   Primary earnings per common and common equivalent share
                                                                                 $  0.28       $  0.00
                                                                                 =======       =======
Fully diluted:
 Net earnings applicable to common and common equivalent shares                  $4,585        $     8
                                                                                 =======       =======
 Shares:
   Weighted average number of common shares outstanding                           16,294        13,369
   Shares issuable from assumed exercise of options                                  659           413
                                                                                 -------       -------
   Weighted average number of common shares and common
    share equivalents at higher of ending or
    average market price for period                                               16,953        13,782
                                                                                 =======       =======
   Fully diluted earnings per common and common equivalent share
                                                                                 $  0.27         $0.00
                                                                                 =======       =======

Common equivalent shares represent stock options granted to key employees and directors.

                     THE MAXIM GROUP, INC. AND SUBSIDIARIES

               COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)



                                                                                   Six Months Ended
                                                                                 ---------------------
                                                                                 July 31,      July 31,
                                                                                   1997          1996
                                                                                 -------       -------
Primary:
 Net earnings applicable to common and common equivalent shares
                                                                                 $ 7,836       $ 1,160
                                                                                 =======       =======
 Shares:
   Weighted average number of common shares outstanding                           16,202        13,346
   Shares issuable from assumed exercise of options                                  421           350
                                                                                 -------       -------
   Weighted average number of common shares and common share equivalents
    assuming average market price for period                                      16,623        13,696
                                                                                 =======       =======
   Primary earnings per common and common equivalent share                       $  0.47       $  0.08
                                                                                 =======       =======
Fully diluted:
 Net earnings applicable to common and common equivalent shares                  $ 7,836       $ 1,160
                                                                                 =======       =======
 Shares:
   Weighted average number of common shares outstanding                           16,202        13,358
   Shares issuable from assumed exercise of options                                  590           357
                                                                                 -------       -------
   Weighted average number of common shares and common share equivalents
    at higher of ending or average market price for period                        16,792        13,715
                                                                                 =======       =======

   Fully diluted earnings per common and common equivalent share
                                                                                 $  0.47         $0.08
                                                                                 =======       =======